Exhibit 10.4                                                     Loan No. 99-407


                                 LOAN AGREEMENT

                                      AMONG

                        HELLER HEALTHCARE FINANCE, INC.,
                             A DELAWARE CORPORATION

                                   ("LENDER")
                                       AND

      BALANCED CARE REALTY AT STATE COLLEGE, INC., a Delaware corporation,
         BALANCED CARE REALTY AT ALTOONA, INC., a Delaware corporation,
        BALANCED CARE REALTY AT LEWISTOWN, INC., a Delaware corporation,
         BALANCED CARE REALTY AT READING, INC., a Delaware corporation,
         BALANCED CARE REALTY AT BERWICK, INC., a Delaware corporation,
        BALANCED CARE REALTY AT PECKVILLE, INC., a Delaware corporation,
         BALANCED CARE REALTY AT SCRANTON, INC., a Delaware corporation,
       BALANCED CARE REALTY AT MARTINSBURG, INC., a Delaware corporation,
         BALANCED CARE REALTY AT MAUMELLE, INC., a Delaware corporation,
         BALANCED CARE REALTY AT SHERWOOD, INC., a Delaware corporation,
      BALANCED CARE REALTY AT MOUNTAIN HOME, INC., a Delaware corporation,
                                       and
         BALANCED CARE REALTY AT MANSFIELD, INC., a Delaware corporation
                           (collectively, "BORROWER")

                                $32,000,000 LOAN

                              TWELVE OUTLOOK POINTE
                           ASSISTED LIVING FACILITIES

                                TABLE OF CONTENTS

RECITALS..........................................................................................................1
ARTICLE I The Loan................................................................................................3
ARTICLE II Security...............................................................................................5
ARTICLE III Conditions Precedent..................................................................................6
ARTICLE IV Representations and Warranties........................................................................10
ARTICLE V Affirmative Covenants..................................................................................14
ARTICLE VI Negative Covenants....................................................................................18
ARTICLE VII Events of Default; Acceleration of Indebtedness; Remedies ...........................................19
ARTICLE VIII Miscellaneous.......................................................................................21

                                                                 Loan No. 99-407

                                 LOAN AGREEMENT

This LOAN AGREEMENT (this "Agreement") is made this 30th day of December, 1999 among HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("Lender") and BALANCED CARE REALTY AT STATE COLLEGE, INC., a Delaware corporation, BALANCED CARE REALTY AT ALTOONA, INC., a Delaware corporation, BALANCED CARE REALTY AT LEWISTOWN, INC., a Delaware corporation, BALANCED CARE REALTY AT READING, INC., a Delaware corporation, BALANCED CARE REALTY AT BERWICK, INC., a Delaware corporation, BALANCED CARE REALTY AT PECKVILLE, INC., a Delaware corporation, BALANCED CARE REALTY AT SCRANTON, INC., a Delaware corporation, BALANCED CARE REALTY AT MARTINSBURG, INC., a Delaware corporation, BALANCED CARE REALTY AT MAUMELLE, INC., a Delaware corporation, BALANCED CARE REALTY AT SHERWOOD, INC., a Delaware corporation, BALANCED CARE REALTY AT MOUNTAIN HOME, INC., a Delaware corporation and BALANCED CARE REALTY AT MANSFIELD, INC., a Delaware corporation (collectively "Borrower").

                                    RECITALS

         A. Lender has agreed to make a loan (the "Loan") of Thirty-Two Million and No/100 Dollars ($32,000,000.00) to

Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note A of even date herewith in the original principal amount of Twenty-Five Million Six Hundred Thousand and No/100 Dollars ($25,600,000.00) ("Note A") and by that certain Subordinated Promissory Note B of even date herewith in the original principal amount of Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00) ("Note B") (Note A and Note B and all amendments thereto and substitutions therefor are hereinafter referred to collectively as the "Note"). The terms and provisions of Note A and Note B are hereby incorporated herein by reference in this Agreement.

         B. On the Closing Date, each Borrower will be the owner of the real property more particularly described on Exhibit A hereto (collectively called the "Properties" and individually called a "Property"), and the assisted living facility and other improvements located thereon (collectively called the "Improvements"). The Properties and the Improvements are sometimes collectively called the "Project".

         C. Each Borrower will use the proceeds of the Loan for the purpose of acquiring its respective Property and Improvements.

         D. Borrower's obligations under the Loan will be secured by, among other things, (a) a first priority mortgage or deed of trust, each of even date herewith (individually, a "Mortgage", and collectively, the "Mortgages") encumbering each Property and the Improvements thereon, and (b) an Assignment of Leases and Rents of even date herewith (an "Assignment of Leases") encumbering each Property and the Improvements thereon. This Agreement, the Note, the Mortgages, all of the Assignments of Leases, the Environmental Indemnity, the Guaranty, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "Loan Documents."

         E. An index of defined terms appears on the attached Schedule II.


     NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

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                                   ARTICLE I
                                    The Loan

         1.1. Funding. On the Closing Date, Lender shall disburse to Borrower the proceeds of the Loan in the sum of Thirty-Two Million and No/100 Dollars ($32,000,000.00). The maximum amount to be disbursed to each Borrower is that Borrower's Loan Allocation Amount as set forth on Exhibit A hereto. "Closing Date" means the date of disbursement of the proceeds of the Loan.

         1.2. Loan Term. The Loan shall mature on December 31, 2001 (the "Maturity Date") or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise.

         1.3. Interest Rate. Borrower shall pay interest on the outstanding principal balance of the Loan at a floating rate per annum equal to the Base Rate plus three and seventy-five percent (3.75%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each day in The Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month; provided, however, the Interest Rate from and including the Closing Date through December 31, 1999 shall be fixed based upon the Base Rate in effect on December 30, 1999. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

         1.4. Payments. Borrower shall make interest payments monthly in arrears on the first (1st) day of each month commencing February 1, 2000 computed on the outstanding principal balance of the Loan at the Interest Rate; provided, however, interest for the period from and after the Closing Date through December 31, 1999 shall be paid in advance on the Closing Date at the rate described in Note A and Note B, respectively.

         1.5. Sources and Uses. The sources and uses of funds for the contemplated transaction are as follows:

SOURCES

BORROWER'S EQUITY:                 $13,200,000
LOAN:                              $32,000,000

TOTAL:                             $45,200,000

USES

PURCHASE PRICE:                    $44,200,000
LEGAL AND CLOSING COSTS:              $360,000
COMMITMENT FEE:                    $   640,000
TOTAL:                             $45,200,000

Borrower shall deliver such information and documentation as Lender shall request to verify that the sources and uses are as indicated above. A reduction in the amounts necessary for any of the uses shall result in an equal reduction in the amount of the Loan.

         1.6. Excess Cash Flow.

                  1.6.1. Payments. On or before November 30, 2000 and on or before the thirtieth (30th) day after the end of each calendar month thereafter and continuing until the Repayment Date, Borrower shall pay Lender one hundred percent (100%) of Excess Cash Flow attributable to the calendar month then ended, to be applied to principal outstanding under the Loan.

                  "Excess Cash Flow" for any calendar month means Net Cash Flow for such period less payments made on the Loan during such period.

                  "Net Cash Flow" for any calendar month means all gross revenue ("Gross Revenue") collected by Borrower from or in connection with the Project during such calendar month (including rents, other occupancy payments, fees and other amounts paid by residents of the Project, expense reimbursements, interest income and forfeited security deposits); less (i) all bona fide normal, customary and reasonable operating expenses actually paid during such calendar month (including a management fee not to exceed six percent (6%) of effective Gross Revenue; and (ii) deposits into reserves approved by Lender or required by the Loan Documents and deposits escrowed with Lender; provided, however, that amounts included in such reserves and escrows shall not also be included as an expense upon disbursement from such reserves and escrows.

                  "Repayment Date" means the date upon which the entire principal balance of the Loan and all interest thereon, the Exit Fee and other sums due pursuant to the Loan Documents have been paid in full.

                  1.6.2. Cash Flow Reports. Within thirty (30) days after the end of every calendar month during the term of the Loan, Borrower shall deliver to Lender (a) a statement and report, on a form approved by Lender in its sole and absolute discretion (the "Cash Flow Report"), detailing Borrower's calculation of Net Cash Flow and Excess Cash Flow for such month, (b) if requested by Lender, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Lender shall reasonably require) evidencing the propriety of the deductions from Gross Revenues in determining such Net Cash Flow and Excess Cash Flow and (c) operating statements for the Project on a Property by Property basis) certified true, complete and correct by Borrower.

         1.7. Intentionally Omitted.

         1.8. Prepayments of Loan.

         Borrower may prepay the outstanding principal balance of the Loan in full or in part any time; provided Borrower gives Lender at least thirty (30) days' prior written notice and pays the Exit Fee then due Lender.

         1.9. Exit Fee. As additional consideration for entering into this Agreement and making the Loan, Borrower shall, on the date payment in full of the Loan is made, pay to Lender an amount (the "Final Exit Fee") equal to (A) Nine Hundred Sixty Thousand and No/100 Dollars ($960,000.00), if payment in full is made on or after October 1, 2000, otherwise Three Hundred Twenty Thousand and No/100 Dollars ($320,000.00), less (B) the sum of the Proportionate Exit Fees, if any, paid to Lender under Section 2.2 below. The Proportionate Exit Fees, if any, payable to Lender and the Final Exit Fee payable to Lender are collectively referred to as the "Exit Fee".

                                   ARTICLE II

                                    Security

         2.1. Collateral. The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively, the "Collateral"): (a) the Mortgages, (b) the Assignments of Leases, and (c) any other collateral or security described in this Agreement or required by Lender in connection with the Loan.

         2.2. Release of Collateral. Subject to the Borrower which owns a Property paying Lender the applicable Release Price with respect to that Property (as set forth in Exhibit A hereto) and the satisfaction of each of the following conditions, Lender shall release the lien of its Mortgage and Assignment of Leases with respect to such Property and such Property shall not be included in the Project for any period thereafter for purposes of the Loan Documents, and such Borrower shall be released from all obligations of all remaining Borrowers arising from and after receipt by Lender of the Release Price and satisfaction of such other conditions:

                  (i) the Property is sold to a third party who or which is not an Affiliate of any Borrower or Guarantor, in an arms-length transaction, or the Property is refinanced by another lender who is not an Affiliate of any Borrower or Guarantor;

                  (ii) the projected Project Yield, as reasonably determined by Lender for the Project (without taking into account the Property being sold or refinanced) during the period following the sale or refinancing through the Maturity Date, or if later for a period of one year following the sale or refinancing transaction, will equal or exceed thirteen percent (13%);

                  (iii) no default by any Borrower or Guarantor is then continuing under this Loan Agreement or any other Loan Document;

                  (iv) in addition to the Release Price, Borrower shall pay to Lender concurrently with payment of the Release Price, an amount equal to the applicable Proportionate Exit Fee set forth in Exhibit A hereto; and

                  (v) no default by Guarantor or any Affiliate of Guarantor or of any Borrower is then continuing under any of the Other Finance Documents, including without limitation, any of the Other Finance Documents listed on Exhibit E hereto.

                  "Project Yield" means the quotient of (x) the Net Operating Income from the Project, as reasonably estimated by Lender, divided by (y) the then current outstanding principal balance of the Loan plus all accrued but unpaid interest thereon.

                  The "Release Price" of each Property shall equal one hundred twenty-five percent (125%) of the Loan Allocation amount set forth in Exhibit A hereto for such Property

                                  ARTICLE III

                              Conditions Precedent

                  Lender's obligation to disburse the Loan is subject to satisfaction of all of the following conditions:

         3.1. Loan Documents. Lender shall have received the following Loan Documents, all in form and substance satisfactory to Lender:

                  (a) this Agreement;

                  (b) the Note;

                  (c) the Mortgages;

                  (d) the Assignments of Leases;

                  (e) such Uniform Commercial Code financing statements as Lender may require;

                  (f) a Guaranty executed by Balanced Care Corporation, a Delaware corporation ("Guarantor") in favor of Lender;

                  (g) a hazardous wastes indemnity agreement ("Environmental Indemnity"), executed by Borrower and Guarantor;

                  (h) an assignment of management contract, subordination and recognition agreement, including a waiver of property management and broker's liens, executed by Borrower and the Manager, relating to the Management Contract;

                  (i) an assignment of permits and licenses relating to the Project;

                  (j) with respect to each Property which is subject to a master lease (a "Master Lease" in favor of an Affiliate of Guarantor (a "Master Lessee"), (i) a subordination agreement from the Master Lessee, (ii) an agreement to effect the changes described in Section R-2(t) of the Senior Housing Rider attached hereto, which agreement shall provide for the automatic termination of such Master Lease upon effecting such changes, and (iii) a present assignment (not merely for security) by the Master Lessee to the Borrower which owns that Property of all leases, occupancy agreements and licenses affecting the Property, and an agreement to assign to Borrower all such future leases, occupancy agreements and licenses entered into by Master Lessee concurrently therewith; and

                  (k) amendments to existing mortgages and deeds of trust encumbering properties owned by Affiliates of Guarantor to, among other things, provide cross-collateralization as additional security for the Indebtedness.

         3.2. Borrower's Equity. On the Closing Date, Borrower shall have invested cash equity in the Project in an amount not less than Thirteen Million Two Hundred Thousand and No/100 Dollars ($13,200,000.00) ("Borrower's Equity").

         3.3. Appraisal. Lender shall obtain an appraisal report for the Project, in form and content acceptable to Lender, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act.

         3.4. Title Policy and Endorsements. Lender shall have received a commitment for title insurance in an amount and issued by a title insurance company satisfactory to Lender. On the Closing Date, Lender shall receive a title insurance policy ("Title Policy"), acceptable to Lender, insuring marketability of title and insuring that the lien of each of the Mortgages is a valid first lien on each of the Properties and the Improvements thereon, subject only to exceptions to title approved by Lender. The Title Policy shall also contain any reinsurance and endorsements required by Lender including without limitation creditors' rights, zoning 3.1, survey, access, variable rate, usury, last dollar, first loss, tying and extended coverage endorsements (Comprehensive Form 1).

         3.5. Survey. Lender shall have received and approved a survey of each of the Properties and the Improvements thereon, dated no more than forty-five
(45) days prior to the Closing Date, prepared by registered land surveyors in accordance with the 1992 American Land Title Association/ American Congress on Surveying and Mapping Standards and certified in favor of Lender and the title insurer. The surveyors shall certify that each Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development (or if it does state that a Property is in a flood hazard area, Borrower shall maintain flood insurance with respect to that Property in amounts reasonably acceptable to Lender and otherwise in compliance with the Mortgage). The surveys shall be sufficient for the title insurer to remove the general survey exception.

         3.6. Environmental Report. Lender shall have received a Phase I Environmental audit of the Project. The audit shall (i) be addressed to Lender;
(ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

         3.7. Leases. All leases, licenses and other agreements with regard to the occupancy of each of the Properties, including patient and resident care agreements and service agreements which include an occupancy agreement ("Leases") shall be in form and substance reasonably acceptable to Lender; provided Borrower need not seek Lender's approval for the form of any Qualified Non-residential Lease. Borrower shall submit for Lender's approval a copy of the form of residential Lease Borrower proposes to utilize at each of the Properties, and all residential Leases entered into after the Closing Date shall be on forms reasonably approved by Lender without material modification. Lender must approve all non-residential Leases of any part of the Project; provided, however, Lender's approval shall not be required, nor shall Lender's approval of the form of Lease be required, for

(but Borrower shall provide Lender with a copy of) the execution, amendment, surrender or termination of any Lease of non-residential space with an occupant thereof entered into hereafter which provides for market rentals and otherwise contains market terms and provisions, so long as such Lease is not entered into with Guarantor or any of its or Borrower's Affiliates, does not have a term (including extension options in favor of lessee) in excess of five years, and will not (in Lender's reasonable estimation) account for Ten Thousand and No/100 Dollars ($10,000.00) or more of Gross Revenue for that Property in any one-year period (a "Qualified Non-residential Lease"). The attached Exhibit B, which Borrower will update through the Closing Date, describes all existing Leases. On the Closing Date, all existing Leases shall be in full force and effect and Borrower shall submit a revised and recertified rent roll for each of the Properties.

         3.8. Insurance. Borrower shall have provided Lender with and Lender shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgages.

         3.9. Compliance with Laws. Borrower shall have submitted and Lender shall have approved (a) a final certificate of occupancy (or the equivalent) for each of the Properties and the Improvements thereon, (b) evidence satisfactory to Lender that each of the Properties and the Improvements thereon complies in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations and planning requirements), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

         3.10. Commitment Fee. Borrower shall have paid Lender a commitment fee in the amount of Six Hundred Forty Thousand and No/100 Dollars ($640,000.00) which commitment fee shall be nonrefundable and shall be deemed fully earned upon receipt.

         3.11. Audit Requirement. Lender shall have determined that the annualized Net Operating Income (as defined in Schedule I attached hereto) of the Project is at least Three Million and No/100 Dollars ($3,000,000).

         3.12. Management Contract. Lender shall have approved (in Lender's reasonable discretion) each management contract (collectively, the "Management Contract") between Guarantor or its Affiliates (as manager of each Property) (collectively, the

"Manager") and each Borrower for each Property. So long as no Event of Default is continuing, each Manager shall be an Affiliate of Guarantor.

         3.13. Additional Items. Lender shall have received such other items as Lender may reasonably require.

                                   ARTICLE IV

                         Representations and Warranties

                  As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the Loan:

         4.1. Borrower Existence. Each of the Borrowers is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055. Each Borrower is in good standing under the laws of the State of Delaware and the State where its Property is located. Each Borrower is authorized to transact business in the State where its Property is located. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower and Guarantor, as the case may be, enforceable against Borrower and Guarantor, as the case may be, in accordance with their respective terms, except as enforceability is limited by bankruptcy and similar laws and general principles of equity.

         4.2. Stockholders.

                  4.2.1. Guarantor. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055. Guarantor owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Borrower free and clear of all liens, claims, and encumbrances and rights of others. Guarantor has full right, power and authority to execute those Loan Documents to which it is a party. Guarantor is a publicly traded corporation.

                  4.2.2. Authority. Each of the President or Chief Executive Officer of Guarantor acting alone, shall have authority to make all material business decisions (including a sale or refinance) for each Borrower during the term of the Loan.

         4.3. Intentionally Omitted.

         4.4. Corporate Documents. A true and complete copy of the articles of incorporation and by-laws of each Borrower and Guarantor and all other documents creating and governing each Borrower and Guarantor (collectively, the "Incorporation Documents") have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of any Borrower relating to any Borrower. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents of each Borrower constitute the entire understanding among the shareholders of each Borrower. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

         4.5. Other Agreements. No Borrower is in default under any contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between any Borrower and any Affiliate of a Borrower or Guarantor or International related in any way to the Project or any part thereof, and any other agreements or documents materially affecting the use and operation of the Project or any part thereof.

         4.6. Property. Fee simple title to each Property will be contemporaneously with the funding of the Loan, owned by Borrower as listed on Exhibit A hereto, free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only Leases listed on Exhibit B hereto and such exceptions as are set forth in the title insurance policies for the Properties accepted by Lender at the closing of the Loan (the "Title Policies"). To the best of Borrower's knowledge, each Property and the Improvements thereon are in compliance in all material respects with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of each Property and the right and ability to, use or operate the Improvements thereon are not in any way dependent on or related to any real estate other than such Property, except for easements insured under the

Title Policies. To Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof.

         4.7. Property Access. Each Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction, unless otherwise expressly indicated on the survey of such Property delivered to (and certified in favor of) Lender in connection with the Closing.

         4.8. Utilities. All utility services necessary and sufficient for the use or operation of each Property and the Improvements thereon are available including water, storm, sanitary sewer, gas, electric and telephone facilities.

         4.9. Flood Hazards/Wetlands. No Property is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over any Property, unless otherwise expressly indicated on the survey of such Property delivered to (and certified in favor of) Lender in connection with the Closing.

         4.10. Taxes/Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Property or Improvements or any part thereof, except general real estate taxes not yet due or payable. Copies of the current general real estate tax bills with respect to each Property and the Improvements thereon have been delivered to Lender. Said bills cover the entire Project and do not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

         4.11. Eminent Domain. There is no eminent domain or condemnation proceeding pending or, to Borrower's knowledge threatened, relating to any part of the Project.

         4.12. Litigation. Except as set forth in Exhibit C, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to Borrower's knowledge, threatened against or relating to Guarantor, Borrower, any stockholder of Borrower or any of their property, assets, or business, including the Project, which if decided adversely would affect the business, affairs, assets or financial condition of Borrower,

Guarantor, any Property or the Improvements thereon or the prospects for repayment of the Loan.

         4.13. Accuracy. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or Guarantor contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

         4.14. Foreign Ownership. Except for foreign ownership of capital stock of Guarantor, neither Borrower nor any stockholder of Borrower is or will be, and no legal or beneficial interest of a stockholder of Borrower (other than Guarantor itself) is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

         4.15. Solvency. Neither Borrower, nor any stockholder of Borrower, nor Guarantor is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

         4.16. Financial Statement/No Change. Guarantor has heretofore delivered to Lender copies of the most current financial statements of Guarantor. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of Guarantor as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of Guarantor, except for the Disclosed Items described on Exhibit E attached hereto. Neither any Borrower nor Guarantor has any material contingent liabilities not provided for or disclosed in said financial statements, except for the Disclosed Items described on Exhibit E attached hereto. Since their creation and prior to the closing of the acquisition of the Properties and the Loan, there has been no adverse change in the structure, business operations, credit, prospects or financial condition of any Borrower. There has been no material adverse change in the financial condition, operations or physical condition of any of the Properties or the Improvements thereon since the date of the most recent financial information about such Property received by Lender.

         4.17. Single Asset Entities. No Borrower: (i) holds, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in its Property and the Improvements thereon and certain equipment used in the operation of such Improvements; (ii) is a shareholder or partner or member of any other entity; and (iii) conducts any business other than the ownership, management and operation of its Property and the Improvements thereon.

         4.18. No Broker. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

         4.19. Year 2000. Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be Year 2000 Compliant by January 1, 2000. "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Lender, Borrower shall provide to Lender such updated information as is requested regarding its efforts to become Year 2000 Compliant.

                                   ARTICLE V

                              Affirmative Covenants

         5.1. Inspection. Subject to the rights of tenants under Leases approved by Lender, Lender and its authorized agents may enter upon and inspect the Project at all reasonable times upon notice given orally or in writing to Borrower. Lender, at Borrower's reasonable expense, shall retain one or more independent consultants to periodically (but so long as no Event of Default is then continuing, not more often than once per calendar year for each Property) inspect the Project and all documents, drawings, plans, and consultants' reports relating thereto. On the first (1st) day of each month during the term of the Loan, Borrower shall pay to Lender, in addition to all other amounts due under the Loan Documents, the product of Two Hundred Fifty and No/100 Dollars ($250.00) multiplied by the number of

Properties which remain subject to the Loan Documents (that is, the number of Properties, initially twelve (12), which have not been released pursuant to
Section 2.2 above), which Lender shall apply against the cost of the aforesaid inspections.

         5.2. Books and Records/Audits. Borrower shall keep and maintain at all times at Borrower's address stated below (or at Guarantor's address set forth in the Guaranty), or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project on a Property by Property basis (including computations of Net Cash Flow and Excess Cash Flow) and to provide the financial statements required to be provided to Lender pursuant to Section 5.3 below and copies of all written contracts, correspondence, reports of Lender's independent consultant, if any, and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing during normal business hours upon advance notice to Borrower or Guarantor. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation (including the computation of Net Cash Flow and Excess Cash Flow) equal to or greater than the greater of: (i) five percent (5%); or (ii) Five Thousand and No/100 Dollars ($5,000.00) more than any computation submitted by Borrower.

         5.3. Financial Statements; Balance Sheets. Each Borrower shall furnish to Lender and shall cause the Guarantor to furnish to Lender such financial statements and other financial information as Lender may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of each Borrower and/or Guarantor, as applicable, at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause Guarantor to furnish to Lender the following statements:

                  5.3.1. Monthly and Annual Operating Statements. Statements of the operation of the Project, on a Property by Property basis (including a current rent roll, monthly operating statements, monthly delinquency reports and a monthly schedule of delinquency of receipts and payments) as of the last day of each month, to be delivered within thirty (30) days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project on a Property-by-Property basis, to be delivered within ninety (90) days after the end of each fiscal year and certified by Borrower as true, correct, and complete.

                  5.3.2. Annual Balance Sheets and Financial Statements. Annual balance sheets and financial statements from each Borrower and Guarantor (each on an unaudited basis) within ninety (90) days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated. At Lender's request, such financial statements shall include, specific information concerning Guarantor's and its Affiliate's other real estate holdings, including property income and expenses, debt service requirements and occupancy.

                  5.3.3. Audits. If Borrower fails to furnish or cause to be furnished promptly any report required by this Section 5.3, or if Lender reasonably deems such reports to be unacceptable, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of each or every Borrower, Guarantor and/or such Affiliates of Guarantor which in any way pertain to the Project or own, directly or indirectly, any interest in a Borrower, and to prepare the statement or statements which Borrower or Guarantor failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable expenses of such audit and other services, which expenses shall be immediately due and payable with interest thereon at the default rate contained in the Note.

         5.4. Use of Proceeds. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

         5.5. Notice of Litigation or Default. Borrower shall promptly provide Lender with:

                  (a) written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to any

Borrower's or Guarantor's knowledge, threatened against or relating to any Borrower, Guarantor, any of the Guarantor's Affiliates which own, directly or indirectly, an interest in a Borrower, or any of the Properties or the Improvements thereon.

                  (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by any Borrower or Guarantor relating to Borrower, the Collateral or the Project or any part thereof; and

                  (c) a copy of all notices sent to or received from a Manager under a Management Agreement.

         5.6. Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to the Project or any part thereof, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole reasonable discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) acquisition of the Project or any part thereof through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

     "Affiliate" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "Person"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower, Guarantor or International, or any officer, director, partner or shareholder of any Borrower, Guarantor or International, or any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         5.7. Advertisement. Borrower agrees to allow Lender to advertise in the various news or financial media that Heller has provided financing to Borrower.

         5.8. Replacement Reserve. At the time of and in addition to the monthly installments of interest and, if applicable, principal, due under the Note, Borrower shall pay to Lender an amount equal to the product of Twenty-Five and No/100 Dollars ($25.00) multiplied by the number of units in the entire Project (the "Replacement Reserve"). The Replacement Reserve may be commingled with the general funds of Lender, and no interest shall be payable thereon nor shall these sums be deemed to be held in trust for the benefit of Borrower. On the Maturity Date, the monies then remaining on deposit with Lender shall, at Lender's option, be applied against the Indebtedness or if no Event of Default is continuing, returned to Borrower. So long as there is no Event of Default, Borrower may request Lender to disburse funds from the Replacement Reserve (which request will include a reasonably detailed description of the capital expenditures at a Property Borrower intends to pay for with such funds), which request shall not be unreasonably denied by Lender. If requested by Lender, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence reasonably required by Lender.

         5.9. Repair Reserve. On the Closing Date, Borrower shall deposit with Lender the sum of Sixty-Five Thousand and No/100 Dollars ($65,000.00) (the "Repair Deposit"). The Repair Deposit may be commingled with the general funds of Lender, and such sum shall not be deemed to be held in trust for Borrower. No interest shall be due Borrower with respect to the Repair Deposit. Borrower shall cause the repairs described on Exhibit F attached hereto to be completed promptly (taking into account the nature of the matter) after the Closing Date. Upon completion of such required repairs, and confirmation thereof satisfactory to Lender, Lender shall, so long as no Event of Default is then continuing, disburse the Repair Deposit to Borrower. If any such funds are being held by Lender on the Maturity Date, then Lender may, at its option, apply such funds to the Indebtedness, or so long as no Event of Default is continuing, return such funds to Borrower. In addition to the repairs described on Exhibit F, Borrower shall, at Borrower's expense, (i) have additional testing for radon gas performed by EMG at the Property located in Reedsville, Pennsylvania, such testing to be completed and copies of all test results and reports thereof to be delivered to Lender within thirty (30) days after the date hereof, and (ii) follow the recommendations of EMG attached hereto as Exhibit G with respect to radon gas at such Property, as EMG may modify its recommendations after taking into account subsequent testing.

                                   ARTICLE VI

                               Negative Covenants

6.1. No Amendments. Borrower shall not (without Lender's prior written consent, which Lender shall not unreasonably withhold) amend, modify or terminate, or permit the amendment, modification or termination of:

                  (a) the Articles of Incorporation or Bylaws of any Borrower;
or

                  (b) any Management Agreement.

         6.2. No Additional Indebtedness. No Borrower shall, without Lender's prior written consent, incur additional indebtedness, except for Senior Personal Property Interests (as defined in its Mortgage) and trade payables in the ordinary course of business.

         6.3.     Intentionally Omitted.

         6.4. Property Manager. Borrower shall not change the Manager or amend or terminate the Management Contract for any Property without Lender's prior written consent, which shall not be unreasonably withheld.

         6.5. Lienable Work. No excavation, construction, earth work, site work or any other mechanic's lienable work shall be done to or for the benefit of the Project or any part thereof, without Lender's approval (which approval will not be unreasonably withheld), except for normal repair and maintenance in the ordinary course of business.

         6.6. Conversion. Borrower shall not, and shall not permit, the Project or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.

         6.7. Use of Project. Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Project from the use existing at the Closing Date. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of any Property without Lender's prior written consent.

                                   ARTICLE VII
            Events of Default; Acceleration of Indebtedness; Remedies

         7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

                  (a) Failure of Borrower to pay, within ten (10) days of the due date, any of the payment obligations of a Borrower to Lender
("Indebtedness"), including any payment due under the Note, this Agreement or the other Loan Documents; or

                  (b) Failure of Borrower to strictly comply with the provisions of Section 4.17 (single asset entity) or 5.1 (inspection) of this Agreement; or

                  (c) Breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within ninety (90) days after the original notice thereof), Borrower shall not be in default hereunder; or

                  (d) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Borrower or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

                  (e) The occurrence of a default and the expiration of any cure period applicable thereto under any Loan Document; or

                  (f) Borrower shall default in the payment of any indebtedness in excess of $10,000.00 (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

                  (g) Any statement, report or certificate made or delivered to Lender by Borrower or any Principal is not materially true and complete at any time; or

                  (h) The occurrence of a default under the Management Agreement which continues beyond the expiration of any applicable cure period thereunder; or

                  (i) The occurrence of a default which default continues uncured beyond any applicable cure period under any other loan agreement, note, mortgage, deed of trust, security agreement, guaranty or other instrument, document or agreement (collectively, the "Other Finance Documents") executed and delivered by Guarantor, a Borrower or any Affiliate of Guarantor or a Borrower, which evidences, secures or was delivered in connection with any other loan, line of credit or other financing provided by Lender to any such party, whether now existing or hereafter arising, including without limitation, the instruments, documents and agreements listed on Exhibit E attached to this Agreement; or

                  (j) All of the issued and outstanding capital stock of any Borrower (and any and all rights thereto or therein, including without limitation, warrants or options) ceases to be wholly owned, directly or indirectly, by Guarantor; or

                  (k) The occurrence of a default by a Borrower, Guarantor or any Affiliate of a Borrower or Guarantor under any lease, agreement, instrument or documents evidencing or securing any Senior Movable Personal Property Interests (as defined in the Mortgages), which default continues uncured beyond any applicable cure period.

         7.2. Acceleration; Remedies. Upon the occurrence of an Event of Default at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                                  ARTICLE VIII

                                  Miscellaneous

         8.1. Expenditures and Expenses. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Lender in connection with the post-Closing matters contemplated by the Loan Documents, documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Note until paid; provided, no interest shall accrue for thirty (30) days on any Costs not incurred or arising as a result of a default under any Loan Document. For the purposes hereof "Costs" means all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Project, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, Torrens' Certificates (if applicable) and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project or any part thereof the true condition of the title to, or the value of, the Project or any part thereof.

         8.2. Disclosure of Information. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project or any part thereof) any and all information which Lender may have with respect to the Project, any Borrower or Guarantor or any of their Affiliates, whether provided by Borrower, Guarantor or any third party or obtained as a result of any environmental assessments. Borrower and Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and each Borrower and Guarantor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

         8.3. Sale of Loan. Lender, at any time and without the consent of Borrower or the Guarantor, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

         8.4. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under
Section 4 of any Mortgage operate to cure or waive Borrower's or Guarantor's default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

         8.5. Governing Law; Severability. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois, except that the provisions of the laws of the State where each Property is located shall be applicable to the creation, perfection and enforcement of the lien created by the Mortgage on such Property. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

         8.6. Relationship. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

         8.7. Indemnity. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including reasonable attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of any Borrower, Guarantor, Manager, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel reasonably satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

         8.8. Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m.

(Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:     Balanced Care Corporation
                         1215 Manor Drive
                         Mechanicsburg, Pennsylvania 17055
                         Attn: Clint Fegan, Chief Financial Officer
                         Telecopy: (717) 796-6150

With a copy to:          Balanced Care Corporation
                         1215 Manor Drive
                         Mechanicsburg, Pennsylvania  17055
                         Attn: General Counsel
                         Telecopy: (717) 796-6294

And a copy to:           Kirkpatrick & Lockhart LLP
                         1500 Oliver Building
                         Pittsburgh, Pennsylvania 15222
                         Attn: Steven J. Adelkoff, Esq.
                         Telecopy: (412) 355-6501

Notices to Lender:       Heller Healthcare Finance, Inc.
                         Loan No. 99-407
                         2 Wisconsin Circle, Suite 400
                         Chevy Chase, Maryland  20815
                         Attn:  Ethan D. Leder, President
                         Telecopy: (301) 664-9866

With a copy to:          Heller Healthcare Finance, Inc.
                         2 Wisconsin Circle, Suite 400
                         Chevy Chase, Maryland  20815
                         Attn: General Counsel
                         Telecopy: (301) 664-9866

And a copy to:           Heller Financial, Inc.
                         Real Estate Financial Services
                         Loan No. 99-407
                         Attn: Group General Counsel
                         500 West Monroe Street, 31st Floor
                         Chicago, Illinois  60661
                         Telecopy: (312) 441-7872

         8.9. Successors and Assigns Bound; Joint and Several Liability; Agents; and Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and Guarantor, subject to the provisions of this Agreement. All covenants and agreements of each Borrower and Guarantor shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

         8.10. Terms and Usage. As used in the Loan Documents "business day" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

         8.11.    Intentionally Omitted.

         8.12. Time of Essence. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

         8.13. Venue. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         8.14. Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER

AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

         8.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

         8.16. Final Agreement/Modification. This Agreement (including the Senior Housing Rider attached hereto and hereby made a part hereof), together with the other Loan Documents, represents the entire agreement among Borrower, Guarantor and Lender and supersedes all prior agreements among the parties with respect to the Loan. This Agreement and the other Loan Documents may only be modified by written instrument executed by the applicable parties.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                              BORROWER:

                              BALANCED CARE REALTY AT STATE
                              COLLEGE, INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name Clint T. Fegan
                              Its VP-CFO

                              BALANCED CARE REALTY AT ALTOONA,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT LEWISTOWN,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT READING,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT BERWICK,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT PECKVILLE,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT SCRANTON,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT MARTINSBURG,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT MAUMELLE,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT SHERWOOD,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT MOUNTAIN HOME,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              BALANCED CARE REALTY AT MANSFIELD,
                              INC., a Delaware corporation

                              By /s/Clint T. Fegan
                              Name
                              Its

                              LENDER:

                              HELLER HEALTHCARE FINANCE, INC.,
                              a Delaware corporation


                              By /s/Kevin J. McMeen
                              Name Kevin J. McMeen
                              Its Sr. V.P.

                                   SCHEDULE I

                       CALCULATION OF NET OPERATING INCOME


"Net Operating Income" means annualized Revenue less Expenses, all as determined by Lender in its sole discretion.

"Revenue" means the lesser of (i) annualized Adjusted Actual Rent or (ii) annualized Monthly Effective Rent. In determining Revenue, the occupancy factor utilized shall be the lesser of (a) actual occupancy, or (b) an assumed ninety-three percent (93%) occupancy rate.

"Adjusted Actual Rent" means (a) all amounts collected from tenants of the Property for the most current three (3) months, excluding corporate apartment income, pet fees, redecorating fees and other income (unless specifically included below), percentage rents, nonrecurring income and non-property related income (as determined by Lender in its sole discretion) and income from tenants
(i) that are thirty (30) or more days delinquent, (ii) that are in bankruptcy (even if current), (iii) non-residential tenants whose leases terminate within six (6) months (as adjusted for space re-leased upon terms acceptable to Lender in its sole discretion) and (iv) that have been delinquent four (4) or more times during the past twelve (12) months, and (b) other revenue not to exceed ten percent (10%) of the amounts included in clause (a) above for laundry, vending, parking and other occupancy payments (but excluding late fees and interest income) based upon collections for the previous twelve (12) months.

"Monthly Effective Rent" means an amount equal to (x) total rent due over the term of the leases less any payments or concessions which Lender, in its sole discretion, deems to be a rent concession, divided by (y) the total number of months in the leases.

"Expenses" means actual and customary operating expenses on a stabilized accrual basis for the previous twelve (12) month period (as reasonably adjusted by Lender), including: (i) recurring expenses (e.g., tenant improvements, leasing commissions, carpeting replacement, appliance and drapery replacement and such others as determined by Lender), (ii) real estate taxes, (iii) management fees (whether paid or not) in an amount not less than five percent (5%) of effective gross income, and (iv) a replacement reserve (whether reserved or not) of not less than Three Hundred and No/100 Dollars ($300.00) per unit.